                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                IMMUNOGEN, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             [ImmunoGen Letterhead]

                                                                    July 7, 1997

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of ImmunoGen, Inc. to be held at 10:00 a.m. on Monday, August 11, 1997 at the offices of the Company, 333 Providence Highway, Norwood, Massachusetts 02062.

     At the Special Meeting the Company will seek shareholder approval of a proposal to amend the Company's Restated Articles of Organization to increase the number of authorized shares of the Company's common stock. The Board of Directors recommends approval of this proposal. Such other business will be transacted as may properly come before the Special Meeting.

     Whether you plan to attend the Special Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions pertaining to the card. This will ensure your proper representation at the Special Meeting.

                                            Sincerely,

                                            /s/ Mitchel Sayare
                                            MITCHEL SAYARE

           YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

                                IMMUNOGEN, INC.
                             333 PROVIDENCE HIGHWAY
                          NORWOOD, MASSACHUSETTS 02062
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 11, 1997

To the Shareholders of
  ImmunoGen, Inc.:

     Notice is hereby given that a Special Meeting of Shareholders of ImmunoGen, Inc. (the "Company") will be held at the offices of the Company, 333 Providence Highway, Norwood, Massachusetts, on Monday, August 11, 1997 at 10:00 a.m. Boston time for the following purposes:

     1. To consider and act upon a proposal to amend the Company's Restated Articles of Organization to increase the number of authorized shares of Common Stock from 30 million to 50 million shares.

     2. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on June 25, 1997 will receive notice of the Meeting and be entitled to vote at the Meeting or any adjournment(s) thereof. The transfer books will not be closed.

     You are cordially invited to attend the Meeting in person, if possible. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. The Proxy is revocable by the person giving it at any time prior to the exercise thereof by written notice received by the Company, by delivery of a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                                            By order of the Board of Directors

                                            /s/ JONATHAN L. KRAVETZ
                                            JONATHAN L. KRAVETZ, ESQ.
                                            Clerk

July 3, 1997

                                IMMUNOGEN, INC.
                             333 PROVIDENCE HIGHWAY
                          NORWOOD, MASSACHUSETTS 02062

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

          ------------------------------------------------------------
                        SPECIAL MEETING OF SHAREHOLDERS
          ------------------------------------------------------------

                         TO BE HELD ON AUGUST 11, 1997

                              GENERAL INFORMATION

     Introduction. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of ImmunoGen, Inc. (the "Company") of Proxies for use at a Special Meeting of Shareholders of the Company to be held at the offices of the Company, 333 Providence Highway, Norwood, Massachusetts on Monday, August 11, 1997 at 10:00 a.m. and at any adjournments thereof (the "Meeting"), and, together with the enclosed Form of Proxy, is being mailed to the shareholders on or about July 7, 1997.

     Revocability of Proxies. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.

     Cost of Solicitation. The entire cost of this solicitation will be paid by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex, telecopy and personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. In addition, the Company has hired Morrow & Co. to act as its proxy solicitation agent to assist in the solicitation of proxies for the Meeting. The Company estimates that the fee payable to Morrow & Co. for such services will be approximately $5,000.

     Quorum and Voting. Only shareholders of record of the Company's 21,429,145 shares of Common Stock, $.01 par value (the "Common Stock") outstanding as of the close of business on June 25, 1997, will be entitled to vote. Each share of Common Stock is entitled to one vote at the Meeting. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. No appraisal rights exist for any action to be taken at the Meeting.

            PROPOSAL: INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     The Company's Board of Directors recommends that the shareholders consider and approve a proposal to amend the Corporation's Restated Articles of Organization to increase the authorized shares of Common Stock, $.01 par value per share, from 30,000,000 to 50,000,000 shares. The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company now authorized. Holders of the Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company.

     In June 1996, the Company's shareholders voted to increase the authorized shares of the Company's Common Stock from 20,000,000 to 30,000,000. Based on the market price of the Common Stock at that time, the Company believed that this increase would be sufficient to cover its requirements for the foreseeable future. However, because of the substantial decline in the market price of the Common Stock over the past year, the Company's reserve of authorized but unissued and unreserved Common Stock has been depleted as a result of conversions of the Company's convertible debentures and convertible preferred stock and the issuance of warrants in connection therewith. Financing agreements entered into in March 1996 and October 1996 have resulted, as of June 11, 1997, in the issuance of 5,356,360 shares of Common Stock and warrants to purchase an additional 3,321,126 shares of Common Stock. After giving effect to additional amounts the Company has agreed to reserve in connection with these financing agreements, the Company currently does not have any additional unreserved shares available for issuance.

     In March 1996, the Company entered into an agreement with an institutional investor, whereby the investor agreed to purchase $5.0 million of convertible securities in a private placement. This investment was effected in two installments: $2.5 million of subordinated convertible debentures were issued in March 1996 (the "March 1996 Debentures") and an additional $2.5 million of such debentures were issued in June 1996 (the "June 1996 Debentures"). The $2.5 million March 1996 Debentures plus accrued interest thereon were converted into 1,018,000 shares of Common Stock in June 1996. In October 1996, the June 1996 Debentures were converted into 2,500 shares of the Company's Series A Convertible Preferred Stock (the "Series A Stock"). The Series A Stock is convertible into shares of the Common Stock at the lower of $2.50 and 85% of the market price on the date of conversion. As of June 11, 1997, 1,400 shares of the Series A Stock plus accrued dividends thereon had been converted into 1,328,744 shares of Common Stock.

     In connection with the March 1996 Debenture, warrants to purchase 1,009,000 shares of the Common Stock were issued. Of these warrants, 509,000 have an exercise price of $4.00 per share and 500,000 have an exercise price of $6.00 per share. All of the warrants expire in 2001. In connection with the conversion of 1,400 shares of the Series A Stock, warrants to purchase 664,372 shares of Common Stock had been issued as of June 11, 1997. These warrants have an exercise price of $4.00 per share and expire in 2002. Conversion of the remaining Series A Stock will entitle the holder to receive a number of warrants equal to 50% of the number of shares issued on the conversion of the Series A Stock. These warrants will have an exercise price of $4.00 per share and will be exercisable for five years from their issue dates.

     The Company entered into a financing arrangement with an institutional investor in October 1996 (the "October 1996 Financing Arrangement"). Pursuant to this arrangement, the Company issued to the investor in a series of private placements 3,000 shares of its Series B Convertible Preferred Stock (the "Series B Stock") in October 1996, 3,000 shares of its Series C Convertible Preferred Stock (the "Series C Stock") in January 1997 and 1,000 shares of its Series D Convertible Preferred Stock (the "Series D Stock") in June 1997. All 3,000 shares of the Series B Stock and accrued interest thereon have previously been converted into 1,384,823 shares of Common Stock. The Series C Stock is convertible into shares of Common Stock at the lower of $2.61 and 85% of the market price on the conversion date. The Series D Stock is convertible into shares of Common Stock at the lower of $1.4375 and (i) 100% of the market price on the conversion date if the conversion date is on or before August 6, 1997, (ii) 90% of the market price on the conversion date if the conversion date is after August 6, 1997 and before September 15, 1997, and (iii) 85% of the market price on the conversion date if the conversion date is on or after September 15, 1997. At June 11, 1996, all of the Series B Stock plus accrued dividends thereon had been converted into 1,384,823 shares of Common Stock, and 1,825 shares of the Series C Stock plus accrued dividends thereon had been converted into 1,624,793 shares of Common Stock.

     In connection with the issuance of the Series B Stock and Series C Stock, the Company issued warrants to purchase 1,647,754 shares of Common Stock. These warrants were issued at prices ranging from $2.31 per share to $5.49 per share and expire five years from their issue dates. Additionally, if conversion of the Series D Stock does not occur prior to September 15, 1997, the holder of the Series D Stock will be entitled to receive on that date warrants to purchase a number of shares of Common Stock equal to 50% of the number of shares which would be issuable if the conversion occurred on that date. These warrants would be exercisable for five years from their issuance date at a price per share equal to 150% of the market price of the Common Stock on September 15, 1997.

     As of June 11, 1997, the Company had 21,343,981 shares of Common Stock issued and outstanding. As of that date, a total of 2,177,676 shares of Common Stock would be required to consummate the conversion of the remaining Series A Stock and Series C Stock and related warrants. The Company has agreed to reserve a sufficient number of shares of its Common Stock to allow such conversion stock to issue. The number of shares required to be issued would increase if the market price for the Common Stock decreases below $1.63 per share and a conversion occurs at or below that price. In addition, as of June 11, 1997, the Company has options to purchase 1,500,766 shares of Common Stock outstanding under the Company's stock option plans, and outstanding warrants to purchase 3,597,864 shares of Common Stock. Based on the closing price of the Common Stock on June 26, 1997, the Company would be required to issue an additional 1,176,471 shares of Common Stock on conversion of the Series D Stock and exercise of the related warrants if the conversion date is on or after September 15, 1997.

     Other than in connection with the conversion or exercise of the Company's outstanding securities discussed in this Proposal, the Company has no current commitment to issue additional shares of Common Stock. The October 1996 Financing Arrangement granted the Company the right to require the investor to purchase up to $12.0 million of convertible preferred stock from the Company in a series on private placements, of which an aggregate of $7.0 million has been received to date. Because the minimum stock price and other requirements have not been maintained, the investor was not obligated to purchase the Series C Stock and Series D Stock and is no longer obligated to fund the remaining $5.0 million which had been available to the Company under this agreement. However, in discussions with the Company, the investor has indicated a willingness to make additional investments in the Company on an ongoing basis to the extent necessary to fund the Company's operations, subject to certain conditions to be agreed upon. The Company may issue an additional $1.0 million of its preferred stock to the investor in the near term, if certain short-term financing objectives are met. In addition, the Company is actively engaged in discussions regarding potential financing and/or strategic partnering arrangements involving an equity investment. There can be no assurance that these discussions will result in a completed transaction.

     The Company's Board of Directors believes that the increase in the authorized Common Stock is in the best interest of the Company and its shareholders. Because of its continuing losses from operations and working capital deficit, the Company will be required to obtain additional capital to satisfy its ongoing capital needs and to continue its operations. The proposed amendment will give the Company a sufficient number of unreserved and unissued shares to allow the Company to pursue equity financing transactions, strategic alliances and other transactions which management believes may enhance shareholder value. Any remaining authorized shares may be issued in the future by the Board of Directors, without further shareholder approval

(unless required by applicable laws, regulations or rules), for such corporate purposes as the Board may deem in the best interest of the Company. In addition to raising capital through equity financings, the additional shares of Common Stock for which approval is sought may also be used to purchase assets or services and compensate employees or consultants.

     The increase in the authorized shares proposed by the Board is substantial and is designed to provide flexibility to the Company's management. The issuance of a significant amount of additional authorized Common Stock, however, will result in significant dilution of the beneficial ownership interests and/or voting power of the Company's shareholders.

     The additional shares of Common Stock for which authorization is sought could be used for purposes that might be deemed to be in defense of a potential takeover threat. For example, shares of Common Stock could be issued to purchasers favoring the Board of Directors, thereby making removal of the incumbent Board more difficult and making acquisition of a sufficient number of shares to accomplish a takeover more costly. The Company does not presently contemplate using any of the authorized shares of Common Stock for such purposes.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING IS REQUIRED TO AUTHORIZE THE PROPOSED INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, WITH ABSTENTIONS AND BROKER NON-VOTES BEING TREATED AS VOTES AGAINST THE PROPOSAL.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of June 6, 1997 by (i) each person or entity known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) the Company's Chief Executive Officer and each executive officer of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended June 30, 1997, and (iv) all current executive officers and Directors of the Company as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                                     PERCENTAGE
                                                            NUMBER OF SHARES         OF SHARES
                   NAMES AND ADDRESS OF                       BENEFICIALLY          BENEFICIALLY
                    BENEFICIAL OWNER**                           OWNED                 OWNED
----------------------------------------------------------  ----------------        ------------
Capital Ventures International(1).........................      2,277,061               9.9%
One Capitol Place
P.O. Box 1787 GT
Grand Cayman
Cayman Islands, BWI

Aeneas Venture Corporation(2).............................      1,181,159(3)            5.7%(3)
600 Atlantic Avenue
Boston, Massachusetts 02210

Southbrook International Investments, Ltd.(4).............      3,299,264               4.9%
c/o Icaza, Gonzales-Ruiz & Aleman (BVI) Limited
Vanterpool Plaza, 2nd floor
Wickhams Cay 1
P.O. Box 873
Roadtown, Tortola
British Virgin Islands

Mitchel Sayare(5).........................................        511,834(3)            2.4%(3)
David W. Carter(6)........................................          --                   --
Michael R. Eisenson(7)....................................          --                   --
Stuart F. Feiner(8).......................................          2,100(3)             *
Donald E. O'Neill(9)......................................         12,500(3)             *
Walter A. Blattler(10)....................................        265,061(3)            1.3%(3)
Dixie-Lee W. Esseltine, M.D.(11)..........................         90,034(3)             *
John M. Lambert(12).......................................        107,175(3)             *
Frank J. Pocher(13).......................................        221,791(3)            1.1%(3)
All current executive officers and Directors as a group
  (9 persons)(14).........................................      1,012,071(3)            4.7%(3)

---------------

   * Represents beneficial ownership of less than 1% of the Common Stock.

  ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

 (1) Includes 2,246,162 shares of Common Stock which Capital Ventures International ("CVI") may acquire upon the exercise of warrants (the "CVI Warrants") and/or conversion of Series A Stock. The Articles of Organization of the Company and the CVI Warrants limit the right of CVI to convert Series A Stock and exercise CVI Warrants such that the maximum number of shares of the Company's Common Stock which may at any time be deemed to be beneficially owned by CVI upon conversion of the Series A Stock and exercise of the CVI Warrants may not, together with any other shares of the Company's Common Stock then owned by CVI, exceed 9.9% of the then issued and outstanding shares of the Company's Common Stock.

 (2) Includes 12,500 shares of Common Stock issuable upon the exercise of Director options within 60 days after June 6, 1997.

 (3) Share ownership includes shares of Common Stock issuable upon exercise of certain outstanding options as described in the footnotes below.

 (4) Includes 2,780,349 shares which Southbrook International Investments, Ltd. may acquire upon the exercise of warrants and/or conversion of Series C Stock. The Convertible Preferred Stock Purchase Agreement between the Company and Southbrook International Investors, Ltd. ("Southbrook") limits the conversion right of Southbrook such that the maximum number of shares of the Company's Common Stock issued upon conversion of the preferred stock and warrants may not exceed 4.9% of the then issued and outstanding shares of the Company's Common Stock following such conversion or exercise. Based on the closing price of the Common Stock on June 26, 1997, the Company would be required to issue an additional 1,176,471 shares of Common Stock on conversion of the Series D Stock and exercise of the related warrants if the conversion date is on or after September 15, 1997.

 (5) Includes 373,834 shares of Common Stock which Mr. Sayare may acquire upon the exercise of options within 60 days after June 6, 1997.

 (6) David W. Carter was elected a Director on June 17, 1997. Mr. Carter owns no shares of Common Stock.

 (7) Michael R. Eisenson, a Director of the Company, is President and Chief Executive Officer of Harvard Private Capital Group, Inc., the investment advisor for Aeneas Venture Corporation. Mr. Eisenson owns no shares of Common Stock and disclaims beneficial ownership of the shares owned by Aeneas Venture Corporation. Pursuant to an agreement among the Company, Aeneas Venture Corporation and Mr. Eisenson, grants of stock options in respect of Mr. Eisenson's service as a Director are issued directly to Aeneas Venture Corporation.

 (8) Stuart F. Feiner, a Director of the Company, is the Executive Vice President, General Counsel and Secretary of Inco Limited, which owns 11,856 shares of Common Stock. He is also President of Inco Securities Corp., a subsidiary of Inco Limited, which owns 258,947 shares of Common Stock, and Chairman of the general partner of North American Partners Limited Partnership II, which owns 19 shares of Common Stock. Mr. Feiner disclaims beneficial ownership of the shares of Common Stock held by each of such shareholders. Mr. Feiner individually owned 2,100 shares as of June 6, 1997. He is also named as direct owner of non-qualified options to acquire 12,500 shares of Common Stock granted by the Company in July 1992 as to 10,000 shares and July 1996 as to 2,500 shares, which options are exercisable within 60 days after June 6, 1997; however, Mr. Feiner disclaims all beneficial interest in the derivative securities and underlying shares pursuant to an arrangement made between Mr. Feiner and Inco Limited, assigning all benefit to that entity.

 (9) Consists of 12,500 shares of Common Stock which Mr. O'Neill may acquire upon the exercise of options within 60 days after June 6, 1997.

(10) Includes 202,061 shares of Common Stock which Dr. Blattler may acquire upon the exercise of options within 60 days after June 6, 1997.

(11) Includes 90,034 shares of Common Stock which Dr. Esseltine may acquire upon the exercise of options within 60 days after June 6, 1997.

(12) Includes 107,175 shares of Common Stock which Dr. Lambert may acquire upon the exercise of options within 60 days after June 6, 1997.

(13) Mr. Pocher passed away on April 12, 1997. Includes 211,791 shares of Common Stock which Mr. Pocher's estate may acquire upon the exercise of options within 60 days after June 6, 1997.

(14) See also footnotes (5), (7), (8), (9), (10), (11) and (12).

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

     In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the annual meeting in 1997, a shareholder proposal must have been received by the Company no later than June 11, 1997. Proposals should be delivered in writing to ImmunoGen, Inc., 333 Providence Highway, Norwood, Massachusetts 02062.

     The Board of Directors does not know of any other matters which will be brought before the Meeting. If other business is properly presented for consideration at the Meeting, it is intended that the shares represented by the enclosed Proxy will be voted by the persons voting the Proxies in accordance with their judgment on such matters.

     In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure the required quorum, please complete, sign, date and return your Proxy promptly.

                                            By order of the Board of Directors

                                            JONATHAN L. KRAVETZ, ESQ.
                                            Clerk

July 7, 1997

PROXY                           IMMUNOGEN, INC.                            PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                            OF IMMUNOGEN, INC. FOR A
                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 11, 1997

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated July 7, 1997, and does hereby appoint Mitchel Sayare and Kathleen A. Carroll, or either of them, the undersigned's attorneys-in-fact and proxies, with full power of substitution in each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, hereby revoking any proxy heretofore given, to appear and represent and vote all shares of Common Stock of ImmunoGen, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the offices of the Company, 333 Providence Highway, Norwood, Massachusetts on August 11, 1997, at 10:00 a.m. and at any adjournments thereof.

             FILL IN REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------
The shares represented hereby will be voted as directed herein. If no direction is indicated, such shares will be voted FOR Item 1.

                                                        ----------------
                                                        I plan to attend
                                                           the meeting.
                                                        ----------------

Item 1. To approve the proposal to
amend the Corporation's Restated
Articles of Organization to increase
the authorized shares of Common
Stock from 30 million to 50 million
shares.

    FOR   AGAINST  ABSTAIN
    / /    / /      / /

     IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                THIS PROXY MAY BE REVOKED IN WRITING AT
                                ANY TIME PRIOR TO THE VOTING THEREOF.

                        Please date and sign exactly as name appears on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person. Please return this proxy promptly in the enclosed envelope.

                        Signature:
                                  ---------------------------------------
                        Signature:
                                  ---------------------------------------
                        Date:
                              --------------------------------------------
                        Date:
                              --------------------------------------------


--------------------------------------
"PLEASE MARK INSIDE BLUE BOXES SO THAT
DATA PROCESSING EQUIPMENT WILL RECORD
YOUR VOTES"
--------------------------------------